Exhibit 4.9(A)

Addendum No. 2 to the Service Agreement, dated February 1, 2014
Dated and Signed March 3, 2020

BETWEEN:	Ituran Location and Control, Ltd. Public Company No. 52-0043811
Of: 3 Hashikma Street, Azor
	(hereinafter: "the Company")	Party of the First Part;
AND:	Mr. Izzy Sheratzky
I.D. No. 007495443
Of: 14 Dulchin Street, Tel Aviv
	(hereinafter: "Izzy")	Party of the Second Part;
AND:	A. Sheratzky Holdings Ltd.
Private Company No. 51-3230268
Of: 14 Dulchin Street, Tel Aviv
	(hereinafter: "the Employer")	Party of the Third Part;

WHREAS                  the Company and the Employer and Izzy have entered into an Agreement with independent Contractor dated February 1, 2014 (hereinafter: "the Agreement").

AND WHEREAS      the parties wish to extend the term of the Agreement for an additional term of three years;

THEREFORE, THE PARTIES DECLARED, AGREED AND STIPULATED AS FOLLOWS:

According to Section 6.1 to the Agreement, the term of the Agreement shall be extended for additional three years, starting from February 1, 2020.

AND IN WITNESS THEREOF THE PARTIES HAVE AFFIXED THEIR SIGNATURES:

___________            _______________
      IZZY                    THE COMPANY

_______________
THE EMPLOYER